UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2012

SOCIAL CUBE INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-24721	87-0502701
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

5670 Wilshire Boulevard, Suite 760 Los Angeles, CA 90036
(Address of principal executive offices)

(323) 933-3500

(Registrant’s telephone number, including area code)

Lexon Technologies, Inc.

14830 Desman Road

La Mirada, CA 90638

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02. Appointment of Certain Officers

On January 1, 2012, Byung Jin Kim was appointed as the Registrar’s Chief Executive Officer.

On January 1, 2012, Jonathan Lee was appointed as the Registrar’s Chief Financial Officer.

Item 5.07. Submission of Matters to A Vote of Security Holders

On February 10, 2012, acting pursuant to the authority of Section 141, of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding a special shareholders’ meeting.  The shareholders proposed and accepted the following resolution.

CHANGE OF CORPORATE NAME

6,000,000 shares representing a majority of all outstanding shares all voted in favor for the change of the corporate name to Social Cube Inc.

On March 22, 2012 acting pursuant to the authority of Section 141, of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding a special shareholders’ meeting.  The shareholders proposed and accepted the following resolution.

REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION

6,000,000 shares representing a majority of all outstanding shares all voted in favor of reducing the authorized shares of common stock of the corporation from 2,000,000,000 shares to 30,000,000 shares.

Item 8.01. Other Events

The Company’s application to the Financial Industry Regulatory Authority (“FINRA”) for a change of its name from Lexon Technologies, Inc. to Social Cube Inc. was approved by FINRA on March 28, 2012.

The CUSIP Number for the Company has been changed from 52977N307 to 83362R108.

The trading symbol for the Company has been changed from ‘LEXO’ to ‘SOCC’ effective as of April 2, 2012.

The address and phone number of the principal executive offices has changed to 5670 Wilshire Boulevard, Suite 760, Los Angeles, CA 90036, (323) 933-3500.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

99.1 Social Cube Inc. Press Release dated April 3, 2012.

Social Cube Inc.
By: /s/ Jonathan Lee, Chief Financial Officer
Dated: April 3, 2012